                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                  THREE MONTHS
                                               NINE MONTHS ENDED ENDED SEPTEMBER
                                                 SEPTEMBER 30          30
                                               ----------------- ---------------
                                                 1997     1996    1997    1996
                                               -------- -------- ------- -------
                                                (IN THOUSANDS EXCEPT PER SHARE
                                                             DATA)
Net income ................................... $167,275 $131,061 $56,802 $35,193
                                               ======== ======== ======= =======
Average shares of common stock outstanding*...   82,532   85,075  81,149  84,934
                                               ======== ======== ======= =======
Earnings per common share* ................... $   2.03 $   1.54 $  0.70 $  0.41
                                               ======== ======== ======= =======

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* Restated for three-for-two common stock split in April 1997.